NOTE: Portions of this agreement on pages 4, 16-25 and 28 have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission, as further indicated on those pages.


                                  CONFIDENTIAL

                       CREDIT REPORTING COMPANY AGREEMENT

         THIS CREDIT REPORTING COMPANY AGREEMENT (this "Agreement") is made effective as of this 1st day of January, 2000 by and between Factual Data Corporation a Colorado corporation with its principal office located at 5200 Hahns Peak Drive, Loveland, CO 80538 ("the CRC"), and FEDERAL HOME LOAN MORTGAGE CORPORATION ("Freddie Mac"), a federal instrumentality with offices located at 8200 Jones Branch Drive, McLean, Virginia 22102-3110.

         WHEREAS, the CRC stores, publishes and distributes credit information on individuals (the "Credit Information"); and

         WHEREAS, Freddie Mac is the licensor of an automated underwriting system (the "System"), which provides the Loan Prospector(R) service;

         WHEREAS, certain of Freddie Mac's customers (the "Customers") may use the System, among other things, to order Credit Information from the CRC; and

         WHEREAS, the CRC has successfully implemented a telecommunications line with Freddie Mac's communications service provider (the "Communications Provider") on terms and conditions previously agreed upon by Freddie Mac, the Communications Provider and the CRC for the purpose of communicating electronically with the System;

Whereas, the CRC has certain users of its mortgage credit reporting system ("Technical Affiliates"), that are also consumer reporting agencies;

Whereas, the CRC and Freddie Mac are desirous of authorizing certain of the Technical Affiliates to provide Services to Customers under the terms and conditions set forth in this Agreement to so provide; and

         NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       PROVISION OF THE CREDIT INFORMATION.

         (a) Customer Set-Up. Upon receipt of a request from a Customer or Freddie Mac, the CRC shall set up an account for Customer so that Customer may order credit information from CRC through the System. When each Customer set-up is complete, the CRC shall inform Freddie Mac. Freddie Mac shall design the System so that only

                                  CONFIDENTIAL

Customers that have been set-up by the CRC will be able to access the CRC's Credit Information through the System.

         (b) Credit Inquiries. Upon receipt of a request from the System for information on an individual, the CRC agrees to order the credit information from Equifax, TransUnion and Experian (the "Credit Repositories") using either the CRC's subscriber number or the CRC's subscriber number for the Customer. The CRC agrees that under no circumstances will it report to any of the Credit Repositories that an inquiry was made by the System or by Freddie Mac. In no event will Freddie Mac be responsible for the acts or omissions of the Customers, including, without limitation, any uses made of the Credit Information by the Customer.

         (c) Merged Reports. Upon receipt of credit information in response to a Customer request, the CRC shall produce a Merged Report for the Customer. A Merged Report is defined as a report prepared by the CRC using credit information (sometimes referred to as "infile data") obtained from the Credit Repositories and merge procedures and programs developed by the CRC. The Service Level Requirements for the Merged Reports are set forth in Section II of EXHIBIT B to this Agreement.

         (d) Interfaces and Quality Assurance. At all times during the term of this Agreement the CRC shall maintain its telecommunications line with the Communications Provider for the purpose of transmitting information to and receiving information from the System, including paying all costs associated with operating and maintaining the line. In addition, the CRC shall establish and test such interfaces and systems as are necessary to comply with the requirements of this Agreement. Furthermore, prior to transmitting any Credit Information to the System, the CRC will conduct stringent quality assurance tests to ensure that the Credit Information meets the requirements of EXHIBIT A to this Agreement. The CRC will make its methodology and the results of such quality assurance tests available to Freddie Mac. Freddie Mac will review the test results and provide written approval or other feedback. Freddie Mac also will have the right to conduct such quality assurance tests as it deems appropriate from time to time, and the CRC will provide such assistance to Freddie Mac as Freddie Mac may reasonably request in connection therewith.

2.       RELATED SERVICES.

         (a) Description of Services. The related services to be provided by the CRC in connection with this Agreement are set forth in EXHIBIT A attached hereto. All services performed by the CRC under this Agreement (the "Services") will be performed in a highly professional, timely and responsive manner and in accordance with the requirements of and standards set forth in this Agreement, including (without limitation) Exhibits A and B. The CRC shall begin performing the Services on the date indicated by Freddie Mac. The compensation terms stated in Section 4 below represent the entire

                                  CONFIDENTIAL


compensation for Services to be performed by the CRC under this Agreement, unless otherwise expressly agreed by the parties in writing.

         (b) CRC Account Manager. At all times during the term of this Agreement, the CRC agrees to provide a qualified account manager to act as a single point of contact to assist with problem resolution and other issues arising out of this Agreement. The initial CRC account manager will be Sheila Zellmer. In the event Freddie Mac is dissatisfied with a CRC account manager, and any problems identified by Freddie Mac are not addressed to Freddie Mac's satisfaction within thirty (30) days after notice, the CRC will appoint a new account manager immediately upon request by Freddie Mac. The CRC agrees to notify Freddie Mac within twenty-four (24) hours if it replaces the CRC account manager during the term of this Agreement.

         (c) Freddie Mac Account Manager. Jean Romano Duffy shall serve as the Freddie Mac account manager with regard to this Agreement. Freddie Mac will notify the CRC if it replaces the Freddie Mac account manager during the term of this Agreement.

3. TERM; TERMINATION. The term of this Agreement will commence on the effective date hereof and will automatically expire at 11:59 p.m. on December 31, 2000 unless the term is extended by mutual written agreement of the parties. This Agreement will automatically terminate if Freddie Mac shall at any time discontinue offering Customers automated underwriting services through the System.

(a) Freddie Mac reserves the right to terminate this Agreement for any reason in its sole discretion upon thirty (30) days notice to the CRC. Notwithstanding the provisions of Section 12(k) below, notice shall be deemed sufficient if made by telephone and confirmed in writing within forty-eight (48) hours, said writing to be sent in the manner provided in Section 12(k), in which event notice, shall be deemed to have been given at the time of the telephone call. Freddie Mac will direct its telephone call to the CRC account manager.

(b) In the event that Freddie Mac terminates this Agreement for convenience only and not due to a breach of the CRC's representations, warranties or other agreements hereunder, then subject to the requirements and limitations set forth in Section 4 below, Freddie Mac shall pay the CRC for all Services rendered under this Agreement prior to the date of termination, but shall have no other liabilities or obligations to the CRC hereunder. In the event that Freddie Mac terminates this Agreement for cause and it is subsequently determined that sufficient cause for termination did not exist, the termination shall automatically be converted into a termination for convenience, and Freddie Mac shall be obligated to pay the CRC in accordance with the provisions of the immediately preceding sentence, but shall have no other liabilities or obligations to the CRC hereunder.

                                  CONFIDENTIAL


4.       COMPENSATION.

         (a) *

         (b) Monthly Invoices. The CRC shall submit its monthly invoices to Freddie Mac in both hard copy and on disk. Each monthly invoice submitted by the CRC will include the following: (i) summary information of the charges reflected therein, (ii) detailed information broken down by Customer, including Freddie Mac's System key number, transaction number and Customer number, and (iii) a further breakdown of the charges by borrower name (including date of transaction and type of request [single or joint]). Monthly invoices will also include such additional reasonable detail and back-up documentation as Freddie Mac may request from time to time. Freddie Mac will pay charges incurred and reflected in a properly documented monthly invoice within thirty (30) days after receipt of the invoice. In the event of any questions or disputes related to any invoice, Freddie Mac will pay the undisputed portion of the invoice within thirty (30) days after receipt and will pay any remaining amounts within twenty
(20) days after all questions and disputes have been resolved to Freddie Mac's satisfaction.

5.       WARRANTIES.

         (a) CRC's Warranties. The CRC represents and warrants that (i) it will use all reasonable efforts to ensure the accuracy of the Credit Information,
(ii) it has, and will throughout the term of the Agreement have, all licenses and permits necessary to provide the Credit Information and perform any services hereunder, (iii) the Credit Information will be prepared and provided and any services performed in compliance with all applicable laws, regulations, licenses and professional standards, and (iv) it will use its best efforts to ensure that the Merged Reports and any electronic communications from the CRC to Freddie Mac will at all times be and remain free of computer viruses and any code designed to cause the System to malfunction or self-destruct or to allow unauthorized access or cause harm to the System.

      The CRC warrants that during the term of this agreement, the occurrence or use in any of the Merged Reports, or in any data transmission by the CRC to the System, of dates on or after January 1, 2000 ("Millennial Dates"), will not adversely affect the System's performance with respect to date-dependent data, output or other functions. The CRC further warrants that, at the request of Freddie Mac, upon reasonable notice, the CRC will provide evidence sufficient to demonstrate adequate transmission of Merged



* The contents of Section 4(a) have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

                                  CONFIDENTIAL



Reports or other data that is within the CRC's control to the System to meet the foregoing requirements.

The CRC warrants that the branch offices will only receive electronic copies of files for clients that they service. The branch offices will not have access to files of clients that they do not service. Factual Data Corp (FDC) will have access to all files, regardless of location. The branch offices cannot, and never will have, access to the FDC secure merged logic source code, system architecture or FDC Loan Prospector communication access point. Neither the branch offices or FDC have access to the Loan Prospector System as a user. The only access point with Freddie Mac is a secure communication point at the FDC technology center. Additionally, files copied to the offices and at FDC have secure locks on all identifying social security numbers.

The branch offices will receive an electronic copy of the Loan Prospector credit file after the file has been ordered and processed by FDC and the Loan Prospector System. There will be no slow down to the system as the electronic copy is only sent after the client has received the file. This electronic copy only allows the Branch offices the ability to access tradeline information and complete customer service when requested by Loan Prospector clients. The tracking system assures that only requested customer service is completed and all customer service is documented and permanently stored with the file.

The branch offices must return the completed customer service to the client via an electronic mailbox in the FDC Technology Center or via direct fax to the client. The electronic mailboxes and the communication source code are securely housed at the FDC Technology Center.

6.       CONFIDENTIAL INFORMATION.

         (a) Freddie Mac Information. The CRC hereby acknowledges and agrees that the information and documentation previously provided or that may in the future be provided by Freddie Mac or other third parties to the CRC in connection with this Agreement or otherwise in connection with the System (collectively, the "Freddie Mac Information") includes privileged, confidential and proprietary information and trade secrets belonging to Freddie Mac and, potentially, third parties, which (if disclosed) could result in substantial and irreparable harm to Freddie Mac and/or such other third parties. It is expressly understood that the Freddie Mac Information includes, without limitation, the contents of this Agreement and the exhibits attached to this Agreement, the identity of any participants in the System, the format of the System and the identity of the data included therein and any and all other details concerning the System. The parties understand and agree that information may constitute Freddie Mac Information for purposes of this Section 6 whether or not such information is specifically marked or designated as such. The CRC agrees that it will not use the Freddie Mac Information for purposes other than in connection with this Agreement.

                                  CONFIDENTIAL


         (b) CRC Information. Proprietary and confidential information and documentation previously provided or that may in the future be provided by the CRC to Freddie Mac in connection with this Agreement includes privileged, confidential and proprietary information and trade secrets belonging to the CRC which (if disclosed) could result in substantial and irreparable harm to CRC. It is expressly understood that the referred to herein as the "CRC Information" includes, without limitation, the Credit Information, the contents of this Agreement and any and all other details concerning the CRC. The parties understand and agree that information may constitute CRC information for purposes of this Section 6 whether or not such information is specifically marked or designated as such. Freddie Mac agrees that it will not use the CRC Information for purposes other than in connection with this Agreement. The Freddie Mac Information and the CRC Information are collectively referred to herein as the "Information".

         (c) Non-Confidential Information. Notwithstanding the foregoing, information will not constitute Freddie Mac Information or CRC Information to the extent (i) the information is known to the public without a breach of this Agreement, (ii) as is otherwise agreed by Freddie Mac (with respect to the Freddie Mac Information) or the CRC (with respect to the CRC Information) in writing, or (iii) the information is independently developed by Freddie Mac (with respect to the CRC Information) or the CRC (with respect to the Freddie Mac Information) or is received by such party from a third party which is not itself subject to a confidentiality obligation with respect thereto.

         (d) Limitations on Use. Each party hereto agrees to treat the other party's Information as strictly confidential. Each party further agrees to treat all materials which it prepares using or based on the Information of the other party or any portion thereof (the "Derivative Documentation") as strictly confidential. Without limiting the foregoing, and except as provided for in the Permitted Exceptions, each party agrees that it will not, without the prior written consent of the other party, release or disclose or permit the release or disclosure of the other party's Information, any Derivative Documentation based on the other party's Information, or any portion thereof to any individual or entity, nor use or permit the use of such Information, Derivative Documentation or any portion thereof for any purpose at any time except as expressly permitted in this Agreement. In addition, the CRC agrees that it will not disclose to any other persons or entity the names of borrowers with respect to whom the System has obtained Credit Information, or the fact that the System has obtained such Credit Information for or on behalf of Freddie Mac. Furthermore, in the event either party intends or anticipates that it may be required for any reason to release or disclose the other party's Information or any portion thereof, such party shall promptly notify the other party and shall take such actions as may be necessary to provide the other party with a reasonable opportunity to respond in such manner as such other party deems appropriate to prevent or limit the release or disclosure of such Information.

The following usages shall be considered Permitted Exceptions to the above-described obligations of non-disclosure and restricted use of Information:
(i) with respect to the

                                  CONFIDENTIAL


Freddie Mac Information, if disclosure or use (as applicable) by the CRC is reasonably necessary to enable the CRC to perform the Services (including as necessary to provide the Credit Information to the System or the Customers),
(ii) with respect to the CRC Information, if disclosure or use (as applicable) by Freddie Mac is reasonably necessary in connection with the System, or (iii) if the CRC or Freddie Mac is otherwise ordered by a court or administrative agency of competent jurisdiction. In the event either party intends or anticipates that it may be required for any reason to disclose the other party's Information or any portion thereof pursuant to an order of a court or administrative agency of competent jurisdiction, such party shall promptly notify the other party and shall take such actions as may be necessary to provide the other party with a reasonable opportunity to respond in such manner as such other party deems appropriate to prevent or limit the disclosure of its Information.

         (e) Copies. Without limiting the provisions of subsections (a) - (d) above, each party agrees that it will not, without the prior written consent of the other party, copy or permit copies to be made of the other party's Information or any portion thereof, except (i) to the extent otherwise provided for in the Permitted Exceptions, and (ii) that Freddie Mac shall be permitted to copy the Merged Reports and Credit Information for the purposes of quality control testing of the System and specific loan applications and compliance testing of the CRC. Each party agrees that it shall mark as "confidential" all Derivative Documentation it creates and all copies it makes of the Information and the Derivative Documentation of the other party in a prominent location on each page of such documentation.

(f) Survival of Obligations. The obligations contained in this Section 6 shall survive the expiration or earlier termination of this Agreement.


7. INDEMNIFICATION. The CRC will indemnify Freddie Mac and hold it harmless from and against any and all third party claims, and all related judgments, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees, arising from or related to (i) any inaccuracy or alleged inaccuracy of the Credit Information or Merged Reports, or (ii) any breach or alleged breach of the CRC's representations or warranties in this Agreement. For purposes of subsection (i) of the preceding sentence, the parties understand that, except as may otherwise be agreed by the parties in particular instances, the CRC does not have the obligation to verify independently the accuracy of the credit information, as received from the Credit Repositories, but only to pass through accurately the information provided by the Credit Repositories.

8. LIMITATION OF LIABILITY. In no event will either party be liable to the other for any indirect, incidental, special or consequential damages arising out of or related to this Agreement or the Credit Information, with the exception of such damages (if any) as can be proven to have resulted from (a) such party's violation of the provisions of Section 6 of this Agreement, or (b) personal injury or property damage.

                                  CONFIDENTIAL




9.     INSURANCE.

       (a) The CRC shall carry, at its expense, complete and comprehensive insurance in the minimum amounts and types set forth below:

       (i) Comprehensive General Liability coverage in the minimum amount of $1,000,000 each occurrence and $2,000,000 annual aggregate, including a Broad Form General Liability Endorsement and Broad Form Property Damage Extension.

       (ii) Professional Liability Insurance in the minimum amount of $500,000 each occurrence and annual aggregate.

       (iii)  Fidelity Bond with a minimum limit of $500,000 each loss.

All such policies of insurance (A) shall be carried with companies rated A or better by A.M. Best; (B) shall, at Freddie Mac's option, include deductibles not in excess of amounts approved by Freddie Mac; (C) shall name Freddie Mac as an additional insured, except that Freddie Mac need not be named an additional insured under the CRC's professional liability policy; (D) shall contain a requirement that Freddie Mac be given written notice at least thirty (30) days prior to cancellation; and (E) shall be maintained for the entire term of this Agreement. With respect to the CRC's professional liability policy, notwithstanding the provisions of subsection (E) above, such policy may be maintained for only the term, as such term may be extended, provided such policy contains a one (1) year extended reporting period; otherwise the CRC's professional liability policy shall be maintained for one (1) year beyond the end of the term, as such term may be extended. The insurance requirements set forth in this Agreement shall in no way be deemed to limit the CRC's liability under or related to the Services of this Agreement.

       (b) It is understood that the insurance requirements set forth in subsection (a) above represent minimum requirements which the parties believe are appropriate for the amount of business that may be provided to the CRC hereunder during the initial few months of the term of the Agreement. The parties agree that the foregoing minimum insurance requirements are subject to modification in the event Freddie Mac determines at any time in its good faith business judgment that the requirements are inadequate to cover the risks inherent in the level of Services being provided by the CRC hereunder.

10.    RECORDS AND FINANCIAL MONITORING.

                                  CONFIDENTIAL



       (a) Inspection of Records. Freddie Mac will have the right, from time-to-time upon reasonable notice to the CRC, to review or audit CRC's records, files and processes related to this Agreement during normal business hours at CRC's place of business. The CRC agrees to make its records, files and facilities available and otherwise to cooperate fully with Freddie Mac and its representatives in connection with any such review or audit.

       (b) Financial Monitoring. The CRC recognizes that Freddie Mac has based its decision to enter into this Agreement with the CRC in part upon an evaluation of the CRC's financial stability and apparent ability to manage the risks involved in this Agreement. The CRC will promptly notify Freddie Mac if any event occurs which (i) has a material adverse impact on the financial condition of the CRC, (ii) has a material adverse impact on CRC's ability to perform its obligations under this Agreement, or (iii) is an event listed in EXHIBIT G hereto. In addition, the CRC will provide to Freddie Mac copies of its most recent financial statements, and audited profit and loss statements and balance sheets, or copies of the most recent financial statements and audited profit and loss statement and balance sheet of its corporate parent, if applicable, within ten (10) days after any request therefor.

       (c) Monthly Performance Reporting. The CRC shall provide Freddie Mac's Account Manager with monthly written management reports which show the CRC's volume of Merged Reports, customer service activity and performance compliance, as further described in EXHIBIT C hereto. The monthly management reports shall be sent by the CRC so that they are received by Freddie Mac by the 10th day of the month following the reporting period, beginning with activity in January 2000 reported by February 10, 2000. An example of such a report is described in EXHIBIT C hereto. Freddie Mac may from time to time change the content and the format of the reports.

       (d) Unsatisfactory Performance. If the findings of Freddie Mac's review of the records or reports described in this Section 10 disclose a material change in the CRC's financial condition, concerns regarding the CRC's financial condition, or the reports or records are otherwise unsatisfactory, then Freddie Mac may, at its sole discretion, take action regarding the CRC or this Agreement, which action may include, without limitation, the following: (i) Freddie Mac may limit the volume of transactions which the CRC may process through the System until Freddie Mac's concerns are resolved; (ii) Freddie Mac may require increased financial monitoring (for example, the CRC may be required to submit financial statements quarterly or monthly); (iii) Freddie Mac may require on-site reviews of the CRC with increased frequency; (iv) Freddie Mac may suspend the CRC from adding any new clients for the Loan Prospector(R) System; or (v)Freddie Mac may terminate this Agreement.

11.    MINORITY BUSINESS DEVELOPMENT.

                                  CONFIDENTIAL



       (a) Provision of Opportunities. It is Freddie Mac's policy to provide the maximum practicable opportunity to minority-owned and women-owned business enterprises ("M/WBEs") to compete fairly as suppliers, contractors and subcontractors in Freddie Mac's business activities, taking into account both price and quality. As an aspect of this policy, Freddie Mac encourages its suppliers, contractors and subcontractors to ensure that M/WBEs are also given the opportunity to compete fairly in those cases where portions of a Freddie Mac contract will be subcontracted to third parties. Nothing contained in this
Section 12 will be deemed to override the provisions of Section 13(f) of this Agreement or to constitute Freddie Mac's consent to any particular subcontract.

       (b) Subcontractor Reporting. The CRC shall not subcontract any portion of the Services hereunder without Freddie Mac's express prior written consent, which may be granted or withheld in Freddie Mac's sole discretion. In the event that any portion of the Services provided by the CRC hereunder is subcontracted to one or more third parties, the CRC will deliver to Freddie Mac on a quarterly basis a report which includes the following information, together with such other information as Freddie Mac may reasonably request to evidence CRC's compliance with the policy described in subsection (a) above: (i) description of efforts made by the CRC to comply with the policy, (ii) total percentage of Services subcontracted, both in terms of estimated manpower requirements and in terms of total compensation under this Agreement, (iii) description of subcontracted Services, and (iv) percentage of subcontractors awarded to M/WBEs, both in terms of estimated subcontracted manpower requirements and in terms of total compensation under all subcontracts. In compiling information for its reports to Freddie Mac, the CRC may rely either on a self-certification system in which each subcontractor certifies to the CRC as to whether or not it qualifies as an M/WBE, or on such other system may reasonably select to provide accurate reporting information to Freddie Mac.

       (c) Definition of Terms. As used in this Section 11, the term "minority-owned business enterprise" means an enterprise that is at least 51% owned, controlled and operated by one or more United States citizens who are also member s of the following groups: (i) African-American, (ii) Hispanic American, (iii) Native American, (iv) Asian Pacific American, or (v) Asian Indian American. The term "women-owned business enterprise" means an enterprise that is at least 51% owned, controlled and operated by one or more women who are also United States citizens.

12.    MISCELLANEOUS.

       (a) Independent Contractor Status. The parties hereto understand and agree that the CRC is furnishing the Services and the Credit Information as an independent contractor. Nothing contained herein will be construed to create any association, partnership or joint venture or any agency relationship between the parties hereto.

                                  CONFIDENTIAL



       (b) Governing Law. This Agreement will be construed, and the rights and obligations of the parties hereunder determined, in accordance with the laws of the United States. Insofar as there may be no applicable precedent, and insofar as to do so would not frustrate any provisions of this Agreement or the transactions governed hereby, the laws of the Commonwealth of Virginia will be deemed reflective of the laws of the United States.

       (c) Exemption from Taxes. The CRC acknowledges and agrees that pursuant to the provisions of 12 U.S.C. Section 1452(e), Freddie Mac is exempt from all taxes levied by any state, county, municipality or local taxing authority (other than certain real property taxes). Nothing contained herein will be deemed to make Freddie Mac responsible for any taxes from which Freddie Mac enjoys such an exemption, however designated or levied pursuant to this Agreement.

       (d) Sole Agreement. This Agreement constitutes the only agreement between Freddie Mac and the CRC relating to the subject matter hereof, and no representations, promises, understandings or agreements, oral or otherwise, not herein contained will be of any force or effect. Any conflict between this Agreement and any exhibits hereto will be resolved in favor of this Agreement.

       (e) Modifications and Waivers. No modification or waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement will be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision of this Agreement at any other time. No payment by Freddie Mac will be deemed to constitute an acceptance of any information, services or other matter or a waiver of any of Freddie Mac's rights or remedies arising in connection therewith.

       (f) No Assignment. This Agreement and the rights and obligations of the parties created hereunder shall not be assignable or delegable by the CRC without the prior written consent of Freddie Mac, which consent may be granted or withheld in Freddie Mac's sole discretion. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

       (g) Exhibits. The terms and provisions of the exhibits attached hereto and referenced in this Agreement are hereby incorporated into this Agreement .

       (h) Survival. All agreements and obligations of the parties hereunder which arise prior to the expiration or termination of the term of the Agreement will survive such expiration or termination, with the sole exception of CRC's obligation to continue to provide Credit Information or Services.

       (i) Unenforceability. If one or more of the provisions of this Agreement are held for any reason to be invalid, illegal or unenforceable, such invalidity, illegality or

                                  CONFIDENTIAL



unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provisions had not been contained herein.

       (j) Power and Authority. Each party represents to the other that it has all necessary power and authority to enter into and perform its obligations under this Agreement. The individuals executing this Agreement on behalf of each party represent that they have authority to do so.

       (k) Notices. All notices required or permitted to be sent under this Agreement shall be in writing and shall be sent to the parties at the addresses set forth in the preamble of this Agreement, or to such other addresses and to such other individuals of which either party may notify the other in a notice which complies with the provisions of this subsection. Notices to Freddie Mac shall be sent to the attention of Jean Romano Duffy, copy also to the Associate General Counsel, Corporate Affairs of Freddie Mac. Notices to the CRC shall be sent to the attention of J. H. Donnan, President.

All notices will be deemed given (i) when delivered by hand, (ii) one (1) day after delivery to a reputable overnight carrier, or (iii) three (3) days after placement in first-class mail, postage prepaid, return receipt requested.

       (l) Rights Cumulative. The rights and remedies of the parties hereunder are cumulative and are in addition to, and not in lieu of, all rights and remedies available at law and in equity.

       (m) Captions. The captions in this Agreement are included for convenience of reference only and will not be construed to define or limit any of the provisions contained herein.

       (n) No Exclusive Rights. This Agreement does not provide to the CRC the exclusive right to furnish any information or services to Freddie Mac. Furthermore, nothing contained in this Agreement will be deemed to obligate any entity (including, without limitation, the Customers and Freddie Mac) to order Credit Information from the CRC at any time.

       (o) No Publicity. The CRC will neither disclose, advertise, nor publish the fact that the CRC has contracted to furnish information or services to Freddie Mac nor disclose to a third party any details connected with this Agreement, except to the extent expressly authorized by Freddie Mac in writing. Freddie Mac requires review of any and all related press releases and/or marketing pieces before release.

       (p) Force Majeure. Neither Freddie Mac nor the CRC shall have any liability to the other for a failure of performance resulting from any cause beyond its control and without its fault or negligence.

                                  CONFIDENTIAL


       (q) No Future Obligations. The parties acknowledge that entering into this Agreement for the current version of the System does not indicate any commitment by either party to enter into any agreement with the other party regarding future generations of the System or the business requirements or terms of any future agreement.

       By signing below, the undersigned have expressed their mutual agreement to the terms of this Credit Reporting Company Agreement.

FACTUAL DATA CORPORATION                      FEDERAL HOME LOAN
                                              MORTGAGE CORPORATION

By: /s/ J H Donnan                            By: /s/ James J. Cotton
   ---------------------------------             -------------------------------

Name: J H Donnan                              Name:   James J. Cotton
     -------------------------------               -----------------------------

Title: President                              Title: Vice President -
                                                     Customer Support 1/7/00





Exhibit A- CRC Scope of Services for Loan Prospector Service
Exhibit B - CRC Service Level Requirements for Loan Prospector Service Exhibit C - CRC Management Reporting
Exhibit D- CRC Disaster Recovery Requirements
Exhibit E - CRC Pricing to Freddie Mac
Exhibit F - Contact Persons
Exhibit G - Additional Reporting Requirements



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                                    EXHIBIT A

              CRC SCOPE OF SERVICES FOR LOAN PROSPECTOR(R) SERVICE

CRC is to provide the following services for Loan Prospector(R) Service. The services are further qualified by EXHIBIT B CRC Service Level Requirements:

1. Provide merged credit reports (each, a "Merged Report") to Customers through the System in accordance with the following:

(a)    receive all requests reported electronically from the System;

(b)    use existing merge logic, software, and procedures;

(c) use in-files from all three national credit repositories (Equifax, Experian, TransUnion)

(d) format a print image (i.e. human readable) report; and, a format for a machine readable image may be specified at the Customer level in the future.

(e) print and machine readable images may be requested and returned electronically to the system, in the future; and

(f) communicate with the System using the technical specifications established by Freddie Mac and the Communications Provider.

The CRC agrees that it will use a new or revised version of a national credit repository's in-file format and/or data approved by the CRC and Freddie Mac, and that it will do so no later than 90 days following such joint approval.

2. Provide Customer with customer service:

(a)    set-up Customer profiles (specific to the System);

(b)    provide Merged Report format options for each Customer;

(c)    answer any questions relating to a CRC produced Merged Report; and

(d) provide additional products and services (i.e. those above and beyond those being offered through the System) directly to each Customer (e.g. tradeline verifications, consumer interviews, upgrades to RMCRs and the like) at the CRC's standard terms and rates.

(e)    provide a toll-free customer service number for Loan Prospector users

3. Provide consumers with customer service:

(a)    answer any questions relating to CRC produced Merged Reports; and

(b) assist in answering any questions directly relating to consumer's Credit Information.



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4. Provide Freddie Mac with customer service:

(a)    answer questions relating to CRC produced Merged Reports;

(b) answer questions relating to Customers, their setups, the services the Customers are receiving, and related questions;

(c) provide technical support relating to the interface between the System and the CRC; and

(d)    provide resources to be used in testing.




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                                   EXHIBIT B*

CRC SERVICE LEVEL REQUIREMENTS FOR LOAN PROSPECTOR(R) SERVICE



* The contents of Exhibit B, comprising pages 16 through 23, have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.


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                                    EXHIBIT C

                            CRC MANAGEMENT REPORTING

The CRC will provide monthly reports using the procedures documented below. The standardized format of the reports will be provided to the CRC under separate cover.

--------------------------------------------------------------------------------
FIELD     DESCRIPTION
--------------------------------------------------------------------------------
          NOTE: All information from previous months should remain on all of these reports for tracking purposes.

"A"       REQUESTS FOR MERGED REPORT

1A        Insert the Freddie Mac Customer in this field.

          o Please list all Customers which are set-up with you to order merge credit reports through Loan Prospector, even if they do not have any requests for the month for which you are reporting.

2A        Insert the corresponding Customer Name in this field.

          o         SORT list in alphabetical order by Customer name.

3A Insert the number of merged credit requests for each Customer in the month for which you are reporting.

          o If there is a Customer with zero requests for a particular month, you may leave the field blank, or use a "0" or "-" in the field.

          o We will not need any additional documentation for the number of requests per Customer per month for the monthly report. You may want to keep such back up documentation in your files in case a discrepancy is identified.

          o If a discrepancy from a previous month(s) is identified, please notify us in writing, including necessary documentation and an updated monthly report.

4A This field should reflect your total number of merged requests for the year to date.

"B"       PERFORMANCE REPORT:

1B        o         Enter total number of requests for the month which you are reporting. (This figure must equal the monthly total from the Requests for Merged Credit Report)

2B        o         Enter the total number of requests for the month which took over 60 seconds to be returned to the Customer.

3B        o         Enter the total number of merge requests returned with error messages.

4B        o         Enter the total number of requests for upgrades for the
                    month.

5B        *



* The contents for line 5B have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.



                                                                              24


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                                  CONFIDENTIAL

FIELD                                 DESCRIPTION


       "C"        INCIDENT REPORT:

       1C         o        Enter a brief description of the incident - listing
                           each incident separately. Include the date of the incident in this field.

       2C         o        Indicate either "Y" or "N" whether you reported the
                           incident to Freddie Mac at the time the incident occurred


       3C         o        Enter the start, stop and total elapsed time of the
                           incident

       "D"         CUSTOMER SERVICE LOG:

       1D         o        Identify total number of calls for the month. If
                           there was a particular Customer(or consumer) that had an abundance of calls, please note that here.

       2D         o        Summarize the general reasons for the calls or
                           provide a "top 5" list of reasons for the calls.

       3D         o        Provide an average response (meaning resolution of
                           the issue) time for all Loan Prospector calls for the month.

   ADDITIONAL
     REPORT

                   Please add a list of all new Loan Prospector accounts that were set up during the month. Include Freddie Mac Seller or Broker (TPO) Number and Customer Name. This listing may be in any format you choose.


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                                    EXHIBIT D

                       CRC DISASTER RECOVERY REQUIREMENTS

1. DAILY BACKUPS - The CRC is required to fully backup its system data, control files, software, etc., on a daily basis. This would include two (2) copies; one stored on-site and one stored off-site.

2. OFF-SITE STORAGE - The CRC must ensure that software, documentation, data bases, procedure manuals, forms, supplies, the disaster recovery plan, and other information required to fully recover and maintain the CRC system are stored off-site at a location not susceptible to the same disaster. At a minimum, the off -site storage facility should meet the following requirements:

          - Fire detection and fire suppression equipment available and in operation;

          -    Temperature and humidity controlled;

          -    24-hour access and security monitored; and

          -    Storage techniques appropriate for the media.

3. REQUIRED RECOVERY TIME FRAME AND AVAILABILITY PERCENTAGE - The CRC must provide complete system functionality and availability within 72 hours of a declared disaster.

4. DISASTER RECOVERY PLAN - An up-to-date disaster recovery plan must be maintained by the CRC for the CRC systems that interface with or are necessary to the normal operation of systems directly supporting the services to be provided the System. The plan must cover recovery of both the CRC application(s) and data center. The plan will include:

          - The CRC staff responsibilities, including those related to on-call availability, transportation to backup facility, etc.

          -    Recovery location (e.g., cold-site, hot-site, Sunguard, etc.)

          -    Communication of disaster and activation of plan to Freddie Mac

          -    Security during storage, disaster recovery testing, and recovery

Freddie Mac has the right to recommend changes to the CRC's disaster recovery plans and the CRC will use its best efforts to implement any such recommendations.

5. DISASTER RECOVERY SITE - The controls at the disaster recovery site, including those over access, confidentiality, security, environment, fire, and power backup, must be equal to those at the CRC data center.

6. TESTING - The CRC is required to conduct an initial test to determine whether the disaster recovery plan will function as intended. Freddie Mac will work with the CRC to determine the date of this initial test, which the CRC shall perform within sixty (60) days


                                                                              26
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                                  CONFIDENTIAL

of the date of this Agreement. The CRC is required to hold an annual test of its disaster recovery plan. Freddie Mac reserves the right to attend, observe, or participate in the tests. The CRC is required to provide Freddie Mac with the test schedule, test plan, and detailed results of the tests.





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                                    EXHIBIT E

                          CRC PRICING TO FREDDIE MAC*



* The contents of Exhibit E have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.



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                                    EXHIBIT F

                                 CONTACT PERSONS

Freddie Mac Contact Persons

Account Manager:           Jean Romano Duffy         Tel:     703-903-2093
                                                     Fax:     703-903-2046

Billing Contact:           Andrea Koeppel            Tel:     703-903-3668
                                                     Fax:     703-903-2837

                           Carol Malcolm             Tel:     703-903-2451

Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102

CRC Contact Person

Account Manager:           Sheila Zellmer            Tel:     800-929-3400 x212
Account Set-up:            Factual Data Corporation  Fax:     800-929-3297
                           5200 Hahns Peak Drive
                           Loveland, CO  80538

After hours pager          Russ Donnan              Cellular: 970-566-6714





                                                                              29
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                                    EXHIBIT G

                        ADDITIONAL REPORTING REQUIREMENTS

The CRC must advise Freddie Mac, in writing, within one business day after any of the following events:

1.   The CRC undergoes a major change in its ownership or organization

2.   The CRC changes its name

3.   The CRC changes its fiscal year-end

4. The CRC voluntarily files a petition under federal bankruptcy or state insolvency laws, or answers an involuntary proceeding admitting insolvency or inability to pay debts

5. The CRC fails to obtain a vacation or stay of involuntary proceedings brought for its reorganization, dissolution or liquidation

6.   The CRC is adjudged bankrupt or insolvent

7.   The CRC makes an assignment for the benefit of its creditors

8. The CRC becomes subject to any judgment, order, finding or regulatory action that would adversely affect the CRC's ability to comply with the terms and conditions of this Agreement.



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